UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
September 6, 2013
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant's telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
Acquisition of BriceGrove Park Apartments
On August 29, 2013, Steadfast Income REIT, Inc. (the “Company”), through SIR Brice Grove, LLC (“SIR Brice Grove”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller all of the outstanding membership interests in Brice Grove Apartments, LLC, an Ohio limited company, which is the fee simple owner of a 240-unit multifamily residential community located in Canal Winchester, Ohio, commonly known as BriceGrove Park Apartments (the “BriceGrove Property”). SIR Brice Grove acquired the BriceGrove Property for an aggregate purchase price of $20,100,000, excluding closing costs. SIR Brice Grove funded the payment of the purchase price for the BriceGrove Property with proceeds from the Company’s public offering.
Acquisition of Watermark at Hamburg Place
On September 5, 2013, the Company, through SIR Hamburg, LLC (“SIR Hamburg”), an indirect, wholly-owned subsidiary of the Company, acquired from a third party seller a fee simple interest in a 150-unit multifamily residential community located in Lexington, Kentucky, commonly known as Watermark at Hamburg Place (the “Hamburg Property”). SIR Hamburg acquired the Hamburg Property for an aggregate purchase price of $16,300,000, excluding closing costs. SIR Hamburg funded the payment of the purchase price for the Hamburg Property with proceeds from the Company’s public offering.
The Company has initiated the process to re-name the Hamburg Property to Retreat at Hamburg Place. The Hamburg Property will be commonly referred to as Retreat at Hamburg Place.
On September 6, 2013, the Company distributed a press release announcing the completion of the acquisition of the BriceGrove Property and Hamburg Property. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
Exhibit    Description

99.1	Press release, dated September 6, 2013

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	September 6, 2013	By:	/s/ Kevin Keating
Kevin Keating
Treasurer

EXHIBIT INDEX

Exhibits    Description

99.1	Press release, dated September 6, 2013